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                                                                    Exhibit 23.1



         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated April 12, 2004, relating to the consolidated financial statements and financial statement schedule of Source Interlink Companies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO Seidman LLP

Chicago, Illinois
January 18, 2005